Exhibit 10.17

AMENDMENT NO. 2 TO
THE LIMITED LIABILITY COMPANY AGREEMENT
OF PROVANSIS LLC AN INFORTE COMPANY

          THIS AMENDMENT NO. 2 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF PROVANSIS LLC AN INFORTE COMPANY (this “Amendment”), dated as of March 28, 2006, is adopted, executed and agreed to, for good and valuable consideration, by Primary Knowledge, Inc., a California corporation (“PKI”), and Inforte Corp., a Delaware corporation (“Inforte”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Limited Liability Company Agreement of PROVANSIS LLC An Inforte Company, dated as of May 20, 2005 (as previously amended on March 16, 2006, and as amended hereby, the “LLC Agreement”).

RECITALS

          A.     Articles 12 and 13 of the LLC Agreement provide for certain call options between PKI and Inforte.

          B.     The parties now desire to amend such Articles to adjust the time periods relating to exercise and payment of the Inforte Calls under Article 12 and, correspondingly, the PKI Call under Article 13.

AGREEMENTS

          In consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereto agree as follows:

Section 1. Amendment and Restatement of Article 12. Article 12 of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

          Section 12.1 Inforte First Call. Effective as of the date of this Agreement, Inforte shall have the option (the “Inforte First Call”) to purchase a whole number of Units (the “Inforte First Call Units”) from PKI that is sufficient to increase Inforte’s percentage interest of outstanding Units to twenty-seven percent (27%) of all outstanding Units on a fully diluted basis. The exercise price shall be Five Hundred Thirty-Four Thousand Dollars ($534,000.00) (the “Inforte First Call Price”). Inforte may exercise the Inforte First Call by giving notice (the “Inforte First Call Notice”) in writing to PKI within the time periods set forth in Section 12.5 below (as may be extended), stating its intention to exercise such call. The day on which the Inforte First Call Notice is given is the “Inforte First Call Notice Date.” Within thirty (30) business days from the Inforte First Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte First Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte First Call Units, Inforte shall pay to PKI the Inforte First Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Upon the completion of the transfer of the Inforte First Call Units permitted by this Section 12.1, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

          Section 12.2 Inforte Second Call. Provided that Inforte exercises the Inforte First Call, effective as of the date of this Agreement, Inforte shall have the option (the “Inforte Second Call”) to purchase a whole number of Units (the “Inforte Second Call Units”) from PKI that is sufficient to increase Inforte’s percentage interest of outstanding Units to thirty-one percent (31%) of all outstanding Units on a fully diluted basis. The exercise price for the Inforte Second Call shall be Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Inforte Second Call Price”). Inforte may exercise the Inforte Second Call by giving notice (the “Inforte Second Call Notice”) in writing to PKI within the time periods set forth in Section 12.5 below (as may be extended), stating its intention to exercise such call. The day on which the Inforte Second Call Notice is given is the “Inforte Second Call Notice Date.” Within thirty (30) business days from the Inforte Second Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte Second Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte Second Call Units, Inforte shall pay to PKI the Inforte Second Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Inforte shall not exercise the Inforte Second Call prior to exercise of the Inforte First Call but may exercise both calls simultaneously. Upon the completion of the transfer of the Inforte Second Call Units permitted by this Section 12.2, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

          Section 12.3 Inforte Third Call. Provided that Inforte exercises the Inforte Second Call, effective as of the date of this Agreement, Inforte shall have the option (the “Inforte Third Call”) to purchase a whole number of Units (the “Inforte Third Call Units”) from PKI that is sufficient to increase Inforte’s percentage interest of outstanding Units to thirty-five percent (35%) of all outstanding Units on a fully diluted basis. The exercise price for the Inforte Third Call shall be Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Inforte Third Call Price”). Inforte may exercise the Inforte Third Call by giving notice (the “Inforte Third Call Notice”) in writing to PKI within the time periods set forth in Section 12.5 below (as may be extended), stating its intention to exercise such call. The day on which the Inforte Third Call Notice is given is the “Inforte Third Call Notice Date.” Within thirty (30) business days from the Inforte Third Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte Third Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte Third Call Units, Inforte shall pay to PKI the Inforte Third Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Inforte shall not exercise the Inforte Third Call prior to exercise of the Inforte Second Call but may exercise all calls simultaneously. Upon the completion of the transfer of the Inforte Third Call Units permitted by this Section 12.3, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

          Section 12.4 Inforte Fourth Call. Provided that Inforte exercises the Inforte Third Call, effective as of the date of this Agreement, Inforte shall have the option (the “Inforte Fourth Call” and, with the Inforte First Call, Inforte Second Call and Inforte Third Call, collectively, the “Inforte Calls”) to purchase a whole number of Units (the “Inforte Fourth Call Units”) from PKI that is sufficient to increase Inforte’s percentage interest of outstanding Units to fifty-one percent (51%) of all outstanding Units on a fully diluted basis. The exercise price for the Inforte Fourth Call shall be One Million Dollars ($1,000,000.00) (the “Inforte Fourth Call Price”). Inforte may exercise the Inforte Fourth Call by giving notice (the “Inforte Fourth Call Notice”) in writing to PKI within the time periods set forth in Section 12.5 below (as may be extended), stating its intention to exercise such call. The day on which the Inforte Fourth Call Notice is given is the “Inforte Fourth Call Notice Date.” Within thirty (30) business days from the Inforte Fourth Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte  Fourth Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte Fourth Call Units, Inforte shall pay to PKI the Inforte Fourth Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Inforte shall not exercise the Inforte Fourth Call prior to exercise of the Inforte Third Call (and all prior calls) but may exercise both (or all prior) calls simultaneously. Upon the completion of the transfer of the Inforte Fourth Call Units permitted by this Section 12.4, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

          Section 12.5 Termination of the Inforte Calls. The Inforte First Call may be exercised until November 21, 2005 (the “Inforte First Call Termination Date”). Provided that Inforte exercises the Inforte First Call, the Inforte Second Call may be exercised until February 20, 2006 (the “Inforte Second Call Termination Date”). Provided that Inforte exercises the Inforte Second Call, the Inforte Third Call may be exercised until April 20, 2006 (the “Inforte Third Call Termination Date”). Provided that Inforte exercises the Inforte Third Call, the Inforte Fourth Call may be exercised until August 21, 2006 (the “ Inforte Fourth Call Termination Date” and, with the Inforte First Call Termination Date, the Inforte Second Call Termination Date, the Inforte Third Call Termination Date, collectively, the “Inforte Call Termination Dates”). Anything in this Agreement to the contrary notwithstanding, to the extent that any Inforte Call Termination Date otherwise would expire on or before twenty (20) business days prior to the final resolution of the Matter, such Inforte Call Termination Date shall be deemed extended for all purposes under this Agreement without prejudice to any rights of Inforte under this Agreement to the date that is twenty (20) business days following written notice by PKI to Inforte of such final resolution; provided, however, no Inforte Call Termination Date shall be extended beyond December 31, 2006. For purposes of this Section 12.5, “Matter” shall mean the dispute described in the arbitration proceeding commenced in 2005 between PKI and another party to the PRTLA. Within five (5) business days following final resolution of the Matter, PKI shall provide Inforte with written notice thereof, including in such notice all information sufficient for the Board of Directors of Inforte, in its reasonable judgment, to assess the impact of such  final resolution on the business of the Company; provided, however, the obligation of PKI to disclose information in the notice is qualified by any contractual confidentiality obligation of PKI to any third party.

Section 2. Amendment to the PKI Call Option. Section 13.1(a) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

          (a)     In the event that Inforte fails to exercise any of the Inforte Calls prior to the Inforte Call Termination Dates (as may be extended pursuant to Section 12.5), then PKI shall have the right to purchase all, but not less than all, of the Units held by Inforte (the “PKI Call”). The PKI Call shall expire on the date (the “PKI Call Termination Date”) that is twenty (20) business days after the Inforte Fourth Call Termination Date as such Inforte Fourth Call Termination Date may be extended pursuant to Section 12.5. The exercise price of the PKI Call (the “PKI Call Price”) shall be the sum of (i) to the extent paid by Inforte, the Inforte First Call Price, the Inforte Second Call Price, the Inforte Third Call Price and the Inforte Fourth Call Price plus (ii) the greater of Two Million Dollars ($2,000,000.00) or the amount of Inforte’s Capital Account balance at the time the full PKI Call Price is tendered.

          Section 3. Governing Law. The validity and effectiveness of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

          Section 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which may bear the signatures of less than all the parties, but all of which together shall constitute one instrument.

          Section 5. Effect of Amendment. The LLC Agreement is hereby amended to incorporate the agreements and understandings set forth above, and to the extent that any existing term or provision of the LLC Agreement conflicts with any of the foregoing, the provisions of this Amendment shall prevail and the applicable conflicting provision of the LLC Agreement shall be deemed amended to conform to the parties’ mutual understanding hereunder. Except as amended herein, all other terms and conditions of the LLC Agreement shall be unchanged and remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

PRIMARY KNOWLEDGE, INC.

By:	/s/ Jerry Conrad

Jerry Conrad, Chairman

INFORTE CORP.

By:	/s/ Philip S. Bligh

Philip S. Bligh, Chairman

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